AMENDED AND RESTATED

                    VALERO ENERGY CORPORATION

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

       (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996)

                       AMENDED AND RESTATED
                    VALERO ENERGY CORPORATION
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .1
     1.1  Accrued Benefit. . . . . . . . . . . . . . . . . . . .1
     1.2  Actuarial Equivalent or Actuarially Equivalent Basis .1
     1.3  Board of Directors . . . . . . . . . . . . . . . . . .2
     1.4  Change of Control. . . . . . . . . . . . . . . . . . .2
     1.5  Code . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.6  Company. . . . . . . . . . . . . . . . . . . . . . . .3
     1.7  Committee. . . . . . . . . . . . . . . . . . . . . . .3
     1.8  Covered Compensation . . . . . . . . . . . . . . . . .3
     1.9  Credited Service . . . . . . . . . . . . . . . . . . .3
     1.10 Eligible Earnings. . . . . . . . . . . . . . . . . . .4
     1.11 Final Average Compensation . . . . . . . . . . . . . .4
     1.12 Monthly Covered Compensation . . . . . . . . . . . . .4
     1.13 Monthly FICA Amount. . . . . . . . . . . . . . . . . .4
     1.14 Normal Retirement Date . . . . . . . . . . . . . . . .4
     1.15 Participant. . . . . . . . . . . . . . . . . . . . . .4
     1.16 Plan . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.17 Plan of Deferred Compensation. . . . . . . . . . . . .5
     1.18 Plan Year. . . . . . . . . . . . . . . . . . . . . . .5
     1.19 Retirement . . . . . . . . . . . . . . . . . . . . . .5
     1.20 Rules. . . . . . . . . . . . . . . . . . . . . . . . .5
     1.21 Securities Act . . . . . . . . . . . . . . . . . . . .5
     1.22 SERP Committee . . . . . . . . . . . . . . . . . . . .5
     1.23 Subsidiary . . . . . . . . . . . . . . . . . . . . . .5
     1.24 Surviving Spouse . . . . . . . . . . . . . . . . . . .5
     1.25 Trust. . . . . . . . . . . . . . . . . . . . . . . . .6
     1.26 Trustee. . . . . . . . . . . . . . . . . . . . . . . .6
     1.27 Valero . . . . . . . . . . . . . . . . . . . . . . . .6
     1.28 Valero Pension Plan. . . . . . . . . . . . . . . . . .6
     1.29 Valero Pension Plan Benefit. . . . . . . . . . . . . .6
     1.30 Voting Securities. . . . . . . . . . . . . . . . . . .6

ARTICLE II ELIGIBILITY . . . . . . . . . . . . . . . . . . . . .7
     2.1  Initial Eligibility. . . . . . . . . . . . . . . . . .7
     2.2  Frozen Participation . . . . . . . . . . . . . . . . .7
     2.3  Renewed Eligibility. . . . . . . . . . . . . . . . . .7

ARTICLE III VESTING. . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE IV RETIREMENT BENEFIT. . . . . . . . . . . . . . . . . .8
     4.1  Calculation of Retirement Benefit. . . . . . . . . . .8
     4.2  Form and Time of Payment . . . . . . . . . . . . . . .9
     4.3  Modification of Pension. . . . . . . . . . . . . . . .9

ARTICLE V PRERETIREMENT SPOUSAL DEATH BENEFIT. . . . . . . . . .9
     5.1  Death Prior to Retirement. . . . . . . . . . . . . . .9
     5.2  Death After Participant Retires. . . . . . . . . . . 10
     5.3  Beneficiary Designation Prohibited . . . . . . . . . 10

ARTICLE VI PROVISIONS RELATING TO ALL BENEFITS . . . . . . . . 10
     6.1  Effect of This Article . . . . . . . . . . . . . . . 10
     6.2  Termination of Employment. . . . . . . . . . . . . . 10
     6.3  No Duplication of Benefits . . . . . . . . . . . . . 10
     6.4  Forfeiture For Cause . . . . . . . . . . . . . . . . 10
     6.5  Forfeiture for Competition . . . . . . . . . . . . . 10
     6.6  Expenses Incurred in Enforcing the Plan. . . . . . . 11
     6.7  No Restrictions on any Portion of Total Payments
            Determined to be Excess Parachute Payments . . . . 11
     6.8  Benefits Upon Re-employment. . . . . . . . . . . . . 11

ARTICLE VII ADMINISTRATION . . . . . . . . . . . . . . . . . . 11
     7.1  Committee Appointment. . . . . . . . . . . . . . . . 11
     7.2  Committee Organization and Voting. . . . . . . . . . 11
     7.3  Powers of the Committee. . . . . . . . . . . . . . . 12
     7.4  Committee Discretion . . . . . . . . . . . . . . . . 12
     7.5  Reliance Upon Information. . . . . . . . . . . . . . 12
     7.6  Approval of Benefit Modifications. . . . . . . . . . 13

ARTICLE VIII ADOPTION BY SUBSIDIARIES. . . . . . . . . . . . . 13
     8.1  Procedure for and Status After Adoption. . . . . . . 13
     8.2  Termination of Participation By Adopting Subsidiary. 13

ARTICLE IX AMENDMENT AND/OR TERMINATION. . . . . . . . . . . . 14
     9.1  Amendment or Termination of the Plan . . . . . . . . 14
     9.2  No Retroactive Effect on Annual Benefits . . . . . . 14
     9.3  Effect of Termination. . . . . . . . . . . . . . . . 14
     9.4  Effect of Change of Control. . . . . . . . . . . . . 14

ARTICLE X FUNDING. . . . . . . . . . . . . . . . . . . . . . . 15
     10.1 Payments from Trust. . . . . . . . . . . . . . . . . 15
     10.2 Plan May Be Funded Through Life Insurance. . . . . . 15
     10.3 Required Funding of Rabbi Trust. . . . . . . . . . . 15
     10.4 Ownership of Assets; Release . . . . . . . . . . . . 16
     10.5 Reversion of Excess Assets . . . . . . . . . . . . . 17
     10.6 Repurchase of Valero Stock . . . . . . . . . . . . . 17
     10.7 Participants Must Rely Only on General Credit of
            the Companies. . . . . . . . . . . . . . . . . . . 17

ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 18
     11.1 Responsibility for Distributions and Withholding
            of Taxes . . . . . . . . . . . . . . . . . . . . . 18
     11.2 Limitation of Rights . . . . . . . . . . . . . . . . 18
     11.3 Arbitration of Disputes. . . . . . . . . . . . . . . 18
     11.4 Distributions to Incompetents. . . . . . . . . . . . 20
     11.5 Nonalienation of Benefits. . . . . . . . . . . . . . 20
     11.6 Severability . . . . . . . . . . . . . . . . . . . . 21
     11.7 Notice . . . . . . . . . . . . . . . . . . . . . . . 21
     11.8 Gender and Number. . . . . . . . . . . . . . . . . . 21
     11.9 Governing Law. . . . . . . . . . . . . . . . . . . . 21
     11.10 Effective Date. . . . . . . . . . . . . . . . . . . 21

                       AMENDED AND RESTATED
                    VALERO ENERGY CORPORATION
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, Valero Energy Corporation and several of its subsidiaries have established the Valero Energy Corporation Supplemental Executive Retirement Plan originally effective January 1, 1983 which provides for certain highly compensated management personnel a supplement to their Retirement pay so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance; and

     WHEREAS, Valero Energy Corporation retained the right of the Board of Directors to amend the Plan at any time by an instrument in writing; and

     WHEREAS, the Board of Directors has determined that the Plan should be amended and restated to further protect the Participants' benefits in the event of a Change of Control and to clarify its intent concerning amendments pertaining to the payment of severance benefits;

     NOW, THEREFORE, Valero Energy Corporation amends and restates the Valero Energy Corporation Supplemental Executive Retirement Plan as follows:

                            ARTICLE I

                           DEFINITIONS

     All defined terms used in the Valero Pension Plan shall have the same meaning for this Plan, except as modified below.

     1.1 Accrued Benefit. "Accrued Benefit" means, as of any given date of determination, the Retirement benefit calculated under Section 4.1 with Final Average Compensation, but with the offsets for benefits provided by the Valero Pension Plan and Credited Service determined as of that date.

     1.2 Actuarial Equivalent or Actuarially Equivalent Basis. "Actuarial Equivalent" or "Actuarially Equivalent Basis" means an equality in value of the aggregate amounts expected to be received under different forms of payment based on the same mortality and interest rate assumptions. For this purpose, the mortality and interest rate assumptions used in computing benefits under the Valero Pension Plan will be used. If there is no Valero Pension Plan or successor qualified defined benefit plan, then the actuarial assumptions to be used will be those actuarial assumptions deemed appropriate by the actuarial firm, which last served as independent actuary for the Valero Pension Plan prior to its termination or merger had the Valero Pension Plan remained in existence with its last participant census. For purposes of calculating any amount payable under Section 9.3(iii) to any person who has not Retired or has otherwise not commenced receiving monthly pension benefits under the Plan, the assumption to be used will be that such person elects to have his monthly pension benefit under the Plan commence on the earliest date on which the person would otherwise be entitled to commence receiving monthly pension benefits hereunder, notwithstanding that such benefits may be reduced by application of the early retirement reduction factor pursuant to Section 4.1.

     1.3 Board of Directors. "Board of Directors" means the Board of Directors of Valero.

     1.4 Change of Control. "Change of Control" means the occurrence of one or more of the following events:

          (a) any person (excluding any employee benefit plan of Valero, any trustee, administrator or other entity administering any such plan, and Valero or any Subsidiary) or any partnership, limited partnership, syndicate or other group formed for the purpose of acquiring, holding or disposing of Voting Securities within the meaning of Rule 13(d) under the Securities Act (a "Group") shall acquire (whether in one or more transactions) Voting Securities of Valero that result in such person or Group directly or indirectly beneficially owning 50% or more of the Voting Securities of Valero; or

          (b) the stockholders of Valero shall approve an agreement providing for any merger, consolidation, combination or other transaction in which, immediately following such transaction and after giving effect thereto, either
(i) less than 50% in the aggregate of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned by (x) the stockholders of Valero immediately prior to such transaction, or (y) if a record date has been set to determine the stockholders of Valero entitled to vote on such transaction, then the stockholders of Valero as of such record date, or (ii) a majority of the board of directors or other governing body of the surviving or resulting entity are not persons specified in clause (c)(i) and (ii) below; or

          (c) if at any time the following do not constitute a majority or the Board of Directors of Valero or any successor entity referred to in clause
(b) above

               (i)  persons who are directors of Valero on January 1, 1996;
and

               (ii) persons who, prior to election as a director, were nominated, recommended or endorsed by the vote at a meeting or the written consent of the Board of Directors of Valero (or, following the completion of a consolidation, merger, combination or other similar transaction which does not result in a Change of Control as defined herein, the board of directors or governing body of the surviving or resulting entity); or

          (d) the Distribution Date, as such term is defined in the Rights Agreement, dated as of October 26, 1995, between Valero and Harris Trust and Savings Bank, as Rights Agent, shall have occurred, and the Rights distributed thereunder shall have become exercisable, pursuant to Section 11(a)(ii) or
Section 13 of such Rights Agreement, to purchase either shares of Valero Common Stock or common shares of another Person (as such term is defined in such Rights Agreement); or

          (e) the stockholders of Valero shall approve an agreement providing either for the liquidation of Valero or for the sale or transfer of assets or earning power of Valero or one or more of its Subsidiaries, in one or more transactions, aggregating more than 50% of the assets or earning power of Valero and its Subsidiaries, taken as a whole, to any other Person (other than to Valero or one or more Subsidiaries and/or to one or more Persons which will be Subsidiary after giving effect to such transaction).

     In the event the Company employing a Participant ceases to be a Subsidiary of Valero, or otherwise terminates participation in the Plan, and such Participant's participation in the Plan is not thereupon promptly continued through employment by another Company, a "Change of Control" shall be deemed to have occurred with respect to such Participant (but not with respect to other Participants not similarly situated) and such Participant shall be entitled to the rights and benefits under the Plan accruing upon a Change of Control. The provisions of this paragraph shall not apply to a Participant who is Retired or otherwise not employed by such Company at such date of termination.

     By resolution of the Committee, the figure "50%" appearing in clauses
(a), (b), and (e) may be changed to not less than "30%".

     1.5 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.6 Company. "Company" means Valero and any Subsidiary adopting the Plan.

     1.7 Committee. "Committee" means the committee administering this Plan as determined pursuant to Section 7.1.

     1.8 Covered Compensation. "Covered Compensation" means the average (without indexing) of the Taxable Wage Base for the 35 calendar years ending with the calendar year in which a Participant attains social security retirement age (as defined in Section 415(b)(8) of the Code). A 35-year period shall be used for all Participants regardless of the year of birth of such Participant. In determining a Participant's Covered Compensation prior to the Participant attaining social security retirement age, it shall be assumed that the Taxable Wage Base in effect at the beginning of the Plan Year in which such determination is made will remain constant for all future years.

     1.9 Credited Service. "Credited Service" means a Participant's continuing period of employment with a Company (whether or not contiguous), commencing on the first day for which such Participant is paid, or entitled to payment, for the performance of duties with a Company and terminating with the Participant's final cessation of participation in the Plan. With respect to any full calendar year in which a Participant receives Eligible Earnings in each payroll period as an active employee, he shall be credited with one year of Credited Service. With respect to any partial calendar year in which a Participant receives Eligible Earnings as an active employee (such as the calendar year in which employment commences or participation ceases) he shall be credited with a fraction of a year of Credited Service in proportion to the number of payroll periods during such calendar year that he received Eligible Earnings as an active employee bears to the total number of payroll periods during such year. All partial years of Credited Service shall be aggregated so that a Participant receives credit for all periods of employment regardless of whether the Credited Service is interrupted. Credited Service shall also include, and a Participant shall be credited with, such additional periods of time, if any, as may have been agreed upon by the Participant and a Company in connection with the Participant's employment, termination or otherwise.

     1.10 Eligible Earnings. "Eligible Earnings" means all compensation paid or payable by a Company to the employee in the form of base salary or wages and bonuses (whether paid or payable in cash or securities or any combination thereof), including therein any amounts of such base salary or wages and bonuses earned which, at the employee's election, in lieu of a cash payment to him, are contributed to a Plan of Deferred Compensation maintained by the Company. During a leave of absence from work, with or without pay, such as disability leave of absence or personal leave of absence, the Participant's base rate of pay in effect immediately prior to the leave of absence and his most recent bonus amount earned shall be used in computing his Eligible Earnings.

     1.11 Final Average Compensation. "Final Average Compensation" means a Participant's average monthly Eligible Earnings from any Company for the thirty-six consecutive calendar months that give the highest average monthly rate of Eligible Earnings for the Participant out of all calendar months next preceding the earliest of: (a) the date upon which a Participant becomes ineligible for participation in this Plan pursuant to Section 2.2, (b) the latest of (i) the Participant's termination for total disability or (ii) his Retirement, (c) the termination of the Plan or (d) in the case of a Participant who is not a Continuing Participant pursuant to Section 9.4, a Change of Control.

     1.12 Monthly Covered Compensation. "Monthly Covered Compensation means the quotient resulting from dividing Covered Compensation by 12.

     1.13 Monthly FICA Amount. "Monthly FICA Amount" means the quotient resulting from dividing by 12 the Taxable Wage Base in effect or assumed to be in effect at the beginning of the calendar year in which a Participant attains social security retirement age (as defined in Section 415(b)(8) of the Code).

     1.14 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coincident with or next following the date on which the Participant attains the age of 65 years.

     1.15 Participant. "Participant" means either (a) an employee of a Company who is eligible for and is participating in the Plan or (b) a former employee of a Company who is receiving, or is eligible to receive benefits under the Plan.

     1.16 Plan. "Plan" means the Valero Energy Corporation Supplemental Executive Retirement Plan as set forth in this document, as amended from time to time.

     1.17 Plan of Deferred Compensation. "Plan of Deferred Compensation" means the Valero Energy Corporation Executive Deferred Compensation Plan, the Valero Energy Corporation Key Employee Deferred Compensation Plan, and any contributions made under a salary reduction agreement to a Code Section 125 cafeteria plan or Code Section 401(k) cash or deferral arrangement maintained by the Company.

     1.18 Plan Year.  "Plan Year" means the calendar year.

     1.19 Retirement. "Retirement", "Retirees, "Retire" or "Retired" means the Retirement of a Participant from any Company either (a) early, as of the first day of any month coincident with or next following: (i) with respect to a Participant in the active employment of the Company who has attained the age of 55 years and completed five (5) years of Credited Service, the date such Participant retires from the service of the Company prior to his attainment of age 65; or (ii) subject to the provisions of Article III, with respect to a Participant whose service is terminated prior to his attainment of age 55 and who has completed five (5) years of Credited Service, the date on which such Participant elects to commence receipt of his Valero Pension Plan Benefit on or after his attainment of age 55 and prior to his attainment of age 65; or
(b) upon his Normal Retirement Date.

     1.20 Rules. "Rules" means the Commercial Arbitration Rules of the American Arbitration Association in effect at the date of commencement of any arbitration hereunder.

     1.21 Securities Act. "Securities Act" means the Securities Exchange Act of 1934, as amended from time to time.

     1.22 SERP Committee. "SERP Committee" means a committee of officers or employees to which the Committee may delegate authority to perform specified administrative functions in accordance with paragraph 7.3(e).

     1.23 Subsidiary. "Subsidiary" means (i) any corporation 50% or more of whose stock having ordinary voting power to elect directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned, directly or indirectly, by Valero, and (ii) any partnership, association, joint venture or other entity in which Valero, directly or indirectly, has a 50% or greater equity interest at the time.

     1.24 Surviving Spouse. "Surviving Spouse" means the spouse of a Participant who is eligible to receive a Qualified Preretirement Survivor Annuity benefit under the Valero Pension Plan.

     1.25 Trust. "Trust" or "Trust Agreement" shall mean the Valero Energy Corporation Supplemental Executive Retirement Plan Trust as is created by the terms and conditions of said Trust and as may be amended from time to time.

     1.26 Trustee. "Trustee" means collectively one or more persons or corporations with trust power which have been appointed by Valero and have accepted the duties of Trustee of the Trust and any and all successor or successors appointed by Valero.

     1.27 Valero. "Valero" means the Valero Energy Corporation, the sponsor of this Plan, and its successors.

     1.28 Valero Pension Plan. "Valero Pension Plan" means the Valero Energy Corporation Pension Plan, a defined benefit plan qualified under Section 401(a) of the Code, as it may be amended from time to time and any successor qualified defined benefit plan.

     1.29 Valero Pension Plan Benefit. "Valero Pension Plan Benefit" means the amount of monthly benefit payable from the Valero Pension Plan which (i) in the case of an unmarried Participant, is based upon a lifetime annuity payable to such Participant pursuant to the provisions of Article 4 of the Valero Pension Plan as executed on December 30, 1994, or any successor provision; or, (ii) in the case of a married Participant, is based upon a joint and survivor pension of Actuarially Equivalent Value to the pension otherwise payable to such Participant for life pursuant to the provisions of
Article 4 of the Valero Pension Plan as executed on December 30, 1994, or any successor provision.

     1.30 Voting Securities. "Voting Securities" means with respect to any corporation or other entity, the common stock or any other security of such person ordinarily entitled to vote for directors (or other governing body) of such corporation or entity, and any debt or equity security convertible into or exchangeable or exercisable for a security so entitled to vote. In calculating the percentage of Voting Securities owned by a person or Group, securities that are immediately convertible, or by their terms upon the occurrence of any event or the lapse of time, or both, will become convertible into or exchangeable or exercisable for securities so entitled to vote shall be deemed to represent the number of shares of common stock or other voting securities into which such securities are then or will become ultimately convertible or for which they are or will ultimately become exchangeable or exercisable, and the total number of issued and outstanding shares of common stock (or other voting securities) shall be determined on a pro forma basis after giving effect to such conversion, exchange or exercise. The percentage of Voting Securities held by a person or Group shall be deemed to be equal to the percentage of the number of votes that could be cast for the election of directors (or other governing body) that such person or Group would be entitled to so cast after giving effect to the provisions of the preceding sentence. As used in this Plan, the term "person" shall include any individual, corporation, partnership, firm or other entity.

                            ARTICLE II

                           ELIGIBILITY

     2.1 Initial Eligibility. An employee shall become a Participant in the Plan as of the date he is selected and named in the minutes of the Committee for inclusion as a Participant in the Plan.

     2.2 Frozen Participation. If an employee who is a Participant later becomes ineligible to continue to participate but still is employed by an adopting Company, his Accrued Benefit will be frozen as of the last day of the Plan Year prior to the Plan Year during which he initially became ineligible to participate. He will later be entitled to that frozen Accrued Benefit, upon Change of Control, Plan termination, Retirement or his earlier termination of employment with all Companies with a vested interest, subject to the requirements of Articles III and IV. The frozen Accrued Benefit will be payable at the time and in the form set out in Article IV. The Surviving Spouse of a Participant whose Accrued Benefit is frozen at the time of the Participant's death shall not be entitled to any death benefit under this Plan. A Participant whose Accrued Benefit is frozen at the time of incurring a disability shall not accrue any further Credited Service either for accrual or vesting purposes after the disability occurs so long as the Participant's Accrued Benefit in this Plan is frozen. If the frozen Accrued Benefit is less than the benefit which could otherwise be provided without this limitation, then the benefit will not exceed the Participant's frozen Accrued Benefit. Additionally, if any of the events described in Article VI should occur, the Participant whose Accrued Benefit is frozen shall be subject to having his frozen Accrued Benefit either restricted in amount or forfeited in accordance with Article VI.

     2.3 Renewed Eligibility. If an employee who is a Participant becomes ineligible to continue to participate but remains employed by an adopting Company and then later again becomes eligible to participate, the Participant will be given Credited Service for the intervening period, will have his Final Average Compensation computed as though the freeze had never occurred, and will be treated for all purposes as though he had not had his participation interrupted.

                           ARTICLE III

                             VESTING

     Except as otherwise set forth herein, a Participant's Accrued Benefit attributable to Credited Service prior to January 1, 1996 shall vest pursuant to the following vesting schedule:


           Participant's Years                      Vested Percentage
           of Credited Service

       Less than 5 . . . . . . . . . . . . . . . .  0%
       5 or more . . . . . . . . . . . . . . . . .  100%

     Except as otherwise set forth herein, a Participant's Accrued Benefit attributable to Credited Service on or after January 1, 1996 shall vest only upon the occurrence of the Participant's death, disability or Retirement, and all benefits under this Plan shall be forfeited if the Participant terminates employment from all Companies prior to death, disability or Retirement.

     The foregoing notwithstanding, a Participant's Accrued Benefit (whether attributable to Credited Service occurring before, on or after January 1,
1996) shall vest upon the occurrence of a Change of Control, upon termination of the Plan pursuant to Section 9.1 or if the adopting Subsidiary employing a Participant terminates its participation in the Plan and such Participant's participation in the Plan is not promptly continued through employment by another adopting Subsidiary.

     All Credited Service, whether occurring before or after January 1, 1996, shall be counted in determining whether an Accrued Benefit attributable to pre-January 1, 1996 Credited Service has vested.

     In addition to the benefits payable above, other than as a result of a Change of Control, or on account of death, disability or Retirement, the Committee may from time to time, in its sole and absolute discretion pay a benefit greater than the vested Accrued Benefit of a Participant, such determination to be made on a case by case basis.

                            ARTICLE IV

                        RETIREMENT BENEFIT

     4.1 Calculation of Retirement Benefit. Subject to the following provisions of this Section 4.1, the provisions of Section 4.3 and Article IX, the monthly pension payable under the Plan shall be an amount equal to the sum of (i) plus (ii) less (iii) where (i) equals: 1.60% of the Participant's Final Average Compensation multiplied by his number of years of Credited Service; and (ii) equals .35% multiplied by the product of his years of Credited Service (not to exceed 35 years) times the excess of his Final Average Compensation over the lesser of (a) 1.25 times his Monthly Covered Compensation, or (b) the Monthly FICA Amount; and (iii) equals the Participant's Valero Pension Plan Benefit. In the case of an unmarried Participant the benefit shall be based on a lifetime annuity. In the case of a married Participant the benefit shall be a fifty percent (50%) Qualified Joint and Survivor Annuity pension of Actuarially Equivalent Value to the pension otherwise payable for life hereunder. The monthly pension payable under the Plan, as determined above, shall be further reduced by the equivalent amount the Valero Pension Plan Benefit is increased as a result of increases in the amount of maximum benefits payable from qualified plans in accordance with Code Section 415 or other applicable law. A Participant who Retires prior to this Normal Retirement Date may elect to have his monthly pension commence on the first day of any month coincident with or following his actual Retirement, but not later than his Normal Retirement Date. If a Participant elects to have his monthly pension commence prior to his Normal Retirement Date, the monthly pension payable to such Participant shall be determined by multiplying the monthly pension otherwise payable to him by the applicable early retirement reduction factor contained in the schedule of such factors set forth in Section 4.3(B)(2) (or any successor provision) of the Valero Pension Plan.

     4.2 Form and Time of Payment. Monthly benefits payable under the Plan shall be made available to the Participant with the same payment elections as are available to the Participant under the Valero Pension Plan. In that regard, Valero shall furnish each Participant, on or about 180 days prior to the date on which he will have both attained age 55 and completed five years of Credited Service, or, if earlier, the date he will have attained age 65, a written explanation of (a) the terms and conditions of payment provided under the form of payments as described in the Valero Pension Plan and the optional forms of payment which may be elected in lieu thereof; (b) the terms and conditions of payment provided under the automatic pension as described in the Valero Pension Plan; and (c) the relative financial effect on a Participant's total pension of an election not to take the standard and automatic pension. In addition, Valero shall also furnish each married Participant at least 120 days prior to his Normal Retirement Date or as soon as practicable after the Participant makes application for the earlier commencement of his benefit under the Plan, a written statement of the amount of pension which would be payable on his behalf under the standard and automatic Qualified Joint and Survivor Annuity pension as is described in the Valero Pension Plan; and the amount of pension otherwise payable under the available optional forms of benefit.

     4.3 Modification of Pension. The Committee shall have the right to modify the calculation of the benefit payable as to any Participant as it may desire from time to time; provided, however, that any such modification shall not result in a reduction of the benefit payable below the amount set forth above in Section 4.1. In addition, except as expressly provided for herein, benefits payable under this Plan to any Participant shall not affect any other right or entitlement a Participant may have by contract or otherwise. In addition, the benefits payable to a Participant under this Plan may be modified by written agreement entered into between the Participant and a Company and approved pursuant to Section 7.7. If so modified, the provisions of such written agreement shall prevail in determining such Participant's rights and benefits under this Plan.

                            ARTICLE V

               PRERETIREMENT SPOUSAL DEATH BENEFIT

     5.1 Death Prior to Retirement. In the event that a Participant in the Plan who has attained age 55 and completed five years of Credited Service dies while employed by a Company but has not Retired, the Participant's Surviving Spouse shall receive for life a Surviving Spouse benefit under the Plan, which shall commence on the first day of the month following the date of the Participant's death and shall be equal to fifty percent (50%) of the amount the Participant would have received under Section 4.1 if he had Retired early on his date of death and elected immediate commencement of his pension on his earliest Retirement date pursuant to Section 4.2.

     5.2 Death After Participant Retires. Upon the death of a Participant at or after the Participant Retires there is no death benefit and only the remainder of any benefit payable to the Surviving Spouse, if any, under
Section 4.1 shall be payable.

     5.3 Beneficiary Designation Prohibited. Since the only death benefit payable under the Plan is to a Surviving Spouse, no Participant shall have the right to designate a beneficiary to receive death benefits hereunder.

                            ARTICLE VI

               PROVISIONS RELATING TO ALL BENEFITS

     6.1 Effect of This Article. The provisions of this Article will control over all other provisions of this Plan.

     6.2 Termination of Employment. Termination of employment for any reason prior to the Participant's vesting under Article III or Article V, if applicable, will cause the Participant and any Surviving Spouse to forfeit all interest in and under this Plan.

     6.3 No Duplication of Benefits. It is not intended that there be any duplication of benefits. Therefore, if a Participant has met the requirements of Article IV and has Retired, then the Participant and/or his Surviving Spouse shall only receive a benefit under that Article. If a Participant dies before actual Retirement, the Participant's Surviving Spouse shall only receive a benefit, if the Surviving Spouse qualifies for one, under Article V. But, in no event will a Participant and/or such Participant's Surviving Spouse qualify for a benefit under both Articles IV and V.

     6.4 Forfeiture For Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a Participant, that the Participant was discharged by a Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by a Company which damaged the Company, or for disclosing trade secrets of a Company, the entire benefit accrued for the benefit of the Participant and/or his Surviving Spouse will be forfeited even though it may have been previously vested under Article III or V. The decision of the Committee as to the cause of a former Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner. Notwithstanding the foregoing, no forfeiture should be permitted pursuant to this Section following Plan termination or a Change of Control unless pursuant to arbitration consistent with the provisions of Section 11.3.

     6.5 Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant, that the Participant at any time within two years following his termination of employment from all Companies and without written consent of a Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, (other than through ownership of less than 5% of the Voting Securities of a publicly traded entity) management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant had represented the Company while employed by it; and if the Participant continues to be so engaged 60 days after written notice has been given to him, the Committee may forfeit all benefits otherwise due the Participant even though such benefit may have been previously vested under
Article III or V. Notwithstanding the foregoing, no forfeiture shall be permitted pursuant to this Section following Plan termination or a Change of Control unless pursuant to arbitration consistent with the provisions of
Section 11.3.

     6.6 Expenses Incurred in Enforcing the Plan. Valero will pay a Participant for all reasonable legal fees and expenses incurred by him in successfully contesting or disputing his termination of employment by a Company or in successfully seeking to obtain or enforce any benefit provided by this Plan if such termination occurs or a benefit is payable following a Change of Control.

     6.7 No Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments. Notwithstanding that any payment or benefit received or to be received by a Participant in connection with a Change of Control, or the termination of his employment by a Company, would not be deductible, whether in whole or in part, by a Company or any affiliated company, as a result of Section 280G of the Code, the benefits payable under this Plan shall nevertheless not be reduced.

     6.8 Benefits Upon Re-employment. If a former employee who is receiving benefit payments under this Plan is re-employed by the Company, the payment of the benefit will continue during his period of re-employment. The re-employed former employee's benefit will not be changed as a result of his re-employment.

                           ARTICLE VII

                          ADMINISTRATION

     7.1 Committee Appointment. The members of the Compensation Committee of the Board of Directors shall serve as the Committee; provided, that the Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time. Each Committee member will serve until his or her resignation or removal.

     7.2 Committee Organization and Voting. The Committee shall be organized and shall conduct its business in accordance with the By-laws of Valero, provided however, that a member of the Committee who is also a Participant will not vote or act on any matter relating to himself or which is otherwise reasonably likely to enhance the benefits payable to such Participant hereunder.

     7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of this Plan according to the terms and provisions of this Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

          (a) to make rules and regulations for the administration of this Plan;

          (b) to construe all terms, provisions, conditions and limitations of this Plan;

          (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan;

          (d) to determine all controversies relating to the administration of this Plan, including but not limited to:

               (1) differences of opinion arising between a Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event it shall be decided only pursuant to arbitration as set forth in Section 11.3; and

               (2) any question it deems advisable to determine in order to promote the uniform administration of this Plan for the benefit of all parties at interest; and

          (e) to delegate, without limitation, by written notice to Valero's Chief Financial Officer, the Trustee, the SERP Committee or any other designee, powers of investment and administration as well as those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

     7.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan may use its sole discretion and judgment. Any decision made or any act or omission by the Committee in good faith shall be final and binding on all parties and, except as otherwise set forth in Sections 6.4, 6.5 and 7.3(d)(1), shall not be subject to de novo review.

     7.5 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's actuary, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

     7.6 Approval of Benefit Modifications. The Chief Executive Officer ("CEO") of Valero shall have authority to approve enhancements to the Credited Service, or other modifications to the benefits, of any Participant or prospective Participant under the Plan in connection with the employment, retention, retirement or termination of a Participant; provided however, that any such modification made with respect to the benefits of the CEO or President of Valero shall be recommended to and approved by the Board of Directors.

                           ARTICLE VIII

                     ADOPTION BY SUBSIDIARIES

     8.1 Procedure for and Status After Adoption. Any Subsidiary of Valero at the date of adoption of this Plan, and any entity becoming a Subsidiary of Valero after such date of adoption, may adopt this Plan by appropriate action of its board of directors or other governing body. Any power reserved under this Plan to the Company may be exercised separately by each such Subsidiary adopting the Plan; provided, however, that (i) powers reserved under this Plan to the Board of Directors or the Committee shall be exercised only by the Board of Directors of Valero or Committee thereof and (ii) powers reserved under this Plan to Valero shall be exercised only by Valero. Each Subsidiary adopting the Plan delegates to Valero exclusive administrative responsibility for the Plan. However, Valero may allocate the costs of Plan benefits among the Companies in any reasonable manner such that each Company shall bear the costs of participation by those Participants who are or were employees of such Company. Each Subsidiary, by adopting this Plan, and in consideration of the like undertakings of the other adopting Subsidiaries, agrees that the obligations and liabilities of the Company(ies) for the payment of benefits to any Participants (and to any person claiming through a Participant) hereunder shall be the joint and several obligation of each Subsidiary adopting the Plan, not solely of the Company employing or previously employing a Participant. Accordingly, each such adopting Subsidiary agrees that, to the extent permitted under Section 10.4, each Participant (and any person claiming through a Participant) shall have recourse and a right of action to enforce benefits payable under this Plan against any and all Companies contemporaneously participating in the Plan during the period of such Participant's Credited Service.

     8.2 Termination of Participation By Adopting Subsidiary. Any Subsidiary adopting this Plan may, by appropriate action of its board of directors or other governing body, terminate its participation in this Plan. The Committee may, in its discretion, also terminate a Subsidiary's participation in this Plan at any time. The termination of the participation in this Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously vested under Article III of this Plan.

                            ARTICLE IX

                   AMENDMENT AND/OR TERMINATION

     9.1 Amendment or Termination of the Plan. The Committee may amend or terminate this Plan at any time by an instrument in writing without the consent of any Company.

     9.2 No Retroactive Effect on Annual Benefits. No amendment will affect the rights of any Participant to the Retirement benefit provided in Article IV previously accrued by the Participant or will change a Participant's rights under any provision relating to a Change of Control after a Change of Control has occurred without his consent. However, the Board of Directors retains the right at any time to change in any manner the Retirement benefit provided in
Article IV but only as to accruals after the date of the amendment.

     9.3 Effect of Termination. If this Plan is terminated, whether as a result of a Change of Control or otherwise, then (i) no Surviving Spouse benefit will be provided to the Surviving Spouse of a Participant dying on or after such date of termination, and no further Retirement benefit will accrue,
(ii) all Plan Participants in active employment of a Company (including Participants whose Accrued Benefit is frozen pursuant to Section 2.2) as well as Retired Participants shall become fully vested and (iii) the Accrued Benefit payable to each affected current, frozen or Retired Participant (or Surviving Spouse) shall be determined as of such date of termination and shall be paid in a lump sum as soon as administratively practicable following the Plan's termination, in an amount Actuarially Equivalent to the affected Participant's (or Surviving Spouse's) Accrued Benefit.

     9.4 Effect of Change of Control. Upon the occurrence of a Change of Control, unless one or more Participants or Surviving Spouses have theretofore elected to be a Continuing Participant, as specified below, this Plan shall automatically terminate and the Accrued Benefit of each Participant shall be paid out in accordance with the provisions of Section 9.3 as soon as administratively practicable following the Change of Control. However, any current, frozen or Retired Participant, or any person who is receiving benefits as a Surviving Spouse at the time of adoption of this amended and restated Plan (collectively referred to herein as a "Continuing Participant"), may, by filing a written election with the Committee or with Valero's Human Resources Department in accordance with the following sentence, elect to continue in the Plan following any Change of Control, rather than receiving such lump-sum benefit. Such election may only be made (i) in the case of a person who is a Participant or Surviving Spouse at the time of the adoption of this amended and restated Plan, on or before November 29, 1996, or (ii) in the case of a person who is later selected as a Participant, within the 30 day period following the date on which the Committee first selects such person as a Participant. Any such election shall be irrevocable. A Participant or Surviving Spouse who does not make such election within the required period shall be deemed for all purposes to have elected not to be a Continuing Participant. If, at the time a Change of Control occurs, any Participant or Surviving Spouse has properly elected to be a Continuing Participant, then the Plan shall not terminate and the following provisions shall apply:

     A. Each Participant (or Surviving Spouse) who has not theretofore elected to be a Continuing Participant shall be treated in all respects as if the Plan had terminated; such Participant (or Surviving Spouse) shall be entitled to receive a lump-sum benefit payment calculated in accordance with
Section 9.3(iii), and such Participant (and any Surviving Spouse) shall otherwise have the same rights (and only such rights) that such Participant (or Surviving Spouse) would have had had the Plan terminated upon such Change of Control.

     B. The Accrued Benefit of each Continuing Participant attributable to that portion of the Continuing Participant's Credited Service occurring on or after January 1, 1996 shall vest immediately upon the occurrence of the Change of Control in accordance with Article III. The Continuing Participant shall not be entitled to receive a lump-sum benefit payment pursuant to Section 9.3(iii); instead, such Continuing Participant (other than a Surviving Spouse) shall be entitled to receive a retirement benefit at the time and in the amount determined in accordance with Article IV and the Continuing Participant's Surviving Spouse, if any (as well as any Surviving Spouse making the election permitted under Paragraph 9.4(i)), shall be entitled to receive a Surviving Spouse benefit, in each case determined in accordance with and subject to the remaining terms and conditions of the Plan.

                            ARTICLE X

                             FUNDING

     10.1 Payments from Trust. As set forth in Section 8.1, the Companies are jointly and severally liable to pay the benefits due under this Plan; however should they fail to do so when a benefit is due, the Participant, Surviving Spouse or other person entitled to payment of a benefit hereunder may apply for payment of such benefit to the Trustee of the Trust, which shall pay such benefit in accordance with the provisions of the Trust Agreement. In any event, if the Trust fails to pay for any reason, the Companies shall remain jointly and severally liable for the payment of all benefits provided by this Plan.

     10.2 Plan May Be Funded Through Life Insurance. It is specifically recognized that Valero may, but is not required to, purchase life insurance so as to accumulate assets sufficient to fund obligations under this Plan and that Valero may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to the Trust or any other trust established to accumulate assets to fund obligations under this Plan.
However, under all circumstances, the Participants will have no rights in or to any such policies.

     10.3 Required Funding of Rabbi Trust. Valero will make contributions of cash or other assets sufficient to fund the Trust on an actuarially sound basis so as to ensure that at all times assets within the Trust equal or exceed the Actuarial Equivalent of Accrued Benefits of all Participants under the Plan, assuming the Accrued Benefits to be fully vested (whether they are or not). As of the end of each Plan Year, Valero shall cause the actuary who last performed the annual actuarial evaluation of the Valero Pension Plan, to determine the Actuarial Equivalent of the Accrued Benefits of all Plan Participants, assuming the Accrued Benefits to be fully vested (whether they are or not) as of the end of the preceding Plan Year. This annual determination shall be performed by the actuary, as soon as practicable following the close of the Plan Year, and the actuary shall prepare and provide to Valero a written report detailing the Accrued Benefits of the Participants. If such report shows that the Plan assets are less than the Actuarial Equivalent of the Accrued Benefits, then Valero, commencing within 60 days of receipt of the written report from the actuary, shall contribute to the Trust (which contribution may be made, at Valero's sole discretion, in up to four quarterly installments, the last such installment to be made not later than December 31 of the Plan Year during which such report is received) such assets that it may choose in its sole discretion in an amount necessary to ensure that the sum of (i) the fair market value of the Trust assets as of the end of such preceding Plan Year, and (ii) the fair market value of such contributions as of the date each such contribution is made, equals or exceeds the Actuarial Equivalent of the Accrued Benefits of all Participants so reported, assuming the Accrued Benefits to be fully vested (whether they are or not) as of the end of the prior Plan Year. All Participants shall be entitled to a copy of the report prepared by the actuary and likewise shall be furnished a schedule of Trust assets reflecting Valero's satisfaction of its funding obligation under this Section 10.3, such report to be furnished to each Plan Participant within 30 days following the due date of Valero's final contribution to the Trust for the Plan Year, if any may be required for the particular Plan Year.

     10.4 Ownership of Assets; Release. All policies of insurance or other assets contributed to the Trust (or to any other trust established for the purpose of funding benefits hereunder) pursuant to Sections 10.2, 10.3 or otherwise shall be contributed by Valero, and all such policies or other assets shall be owned solely by Valero immediately prior to such contribution. No Company, other than Valero, shall contribute policies or assets to the Trust. As an internal accounting matter, as between Valero and the other Companies, Valero may charge or allocate all or any part of such contributions to other Companies in any reasonable manner determined by Valero in accordance with generally accepted accounting principles, and may record the amounts so allocated as obligations owing among Valero and such Companies. Valero may also allocate or distribute assets received by it from the Trust pursuant to
Section 10.5 hereof to other Companies in any reasonable manner determined by Valero in accordance with generally accepted accounting principles. However, notwithstanding the fact that a Company may be deemed to have a claim against Valero with respect to such contributions or distributions, no Company (other than Valero) shall at any time own or be deemed to own or have any contingent, reversionary or other beneficial interest in any portion of the policies and other assets held in the Trust or any claim, against the Trustee or otherwise, with respect thereto. Each Company (other than Valero), by its adoption of this Plan, and in consideration of the mutual covenants herein contained, for itself, its successors, assigns, representatives, administrators, trustees and other persons claiming by, through or under such Company, hereby irrevocably and forever releases and relinquishes (i) any and all rights, claims and interests (beneficial, reversionary, actual, contingent or otherwise), known or unknown, asserted or unasserted, which it has or may have, or may hereafter have, in or with respect to the Trust, the Trust Fund (as such term is defined in the Trust Agreement) and the policies and assets now or hereafter from time to time contributed or contributable thereto, held therein or thereby, or distributable therefrom or thereby, and (ii) any claim, demand, action or cause of action whatsoever which it has or may have, or may hereafter have, against the Trustee, its successors or assigns, with respect thereto.

     10.5 Reversion of Excess Assets. Assets held pursuant to the Trust shall not be loaned to any Company. However, Valero may, at any time, request the actuary who last performed the annual actuarial valuation of the Valero Pension Plan to determine the Actuarial Equivalent of the Accrued Benefits, assuming the Accrued Benefits to be fully vested (whether they are or not), as of the end of the Plan Year coincident with or last preceding the request, of all Participants and Surviving Spouses of deceased Participants for which Valero is or will be obligated to make payments under this Plan. If the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the Actuarial Equivalent of the Accrued Benefits of all such Participants and Surviving Spouses by not less than 25%, then Valero may direct the Trustee to return to Valero that part of the assets which is in excess of 125% of the Actuarial Equivalent of the Accrued Benefits. If the Plan has terminated, all assets held in the Trust following the distribution required pursuant to Section 9.3(iii) shall revert to Valero.

     10.6 Repurchase of Valero Stock. In order to facilitate diversification of Plan assets, Valero shall be entitled, from time to time, upon notice to the Trustee, to repurchase shares of Valero equity securities held in the Trust. Such repurchases shall be made for cash or in exchange for other assets having a fair market value, as determined by the Trustee, equal to the fair market value of such Valero securities at such date of purchase.

     10.7 Participants Must Rely Only on General Credit of the Companies. The provisions of Sections 10.2 and 10.3 notwithstanding, it is specifically recognized by the Companies and the Participants that this Plan is an unsecured corporate commitment and that each Participant (and any Surviving Spouse or other person claiming through a Participant) must rely upon the general credit of the Companies for the fulfillment of their obligations under this Plan. Nothing contained in this Plan or in the Trust Agreement will constitute a representation, covenant or guarantee by any Company that the policies and assets transferred to the Trust (or any other trust established for the purpose of funding benefits hereunder) or the general assets of such Company (or Companies) will be sufficient to pay any or all benefits under this Plan Neither this Plan nor the Trust creates any secured or priority position, preferential right, lien, claim, encumbrance, right, title or other interest of any kind in any Participant in any policy or other asset held by any Company, contributed to the Trust (or any other trust established for the purpose of funding benefits hereunder) or otherwise designated to be used for payment of any obligations created in this Plan. No policy or other specific asset of any Company has otherwise been or will be set aside, or has been or will be pledged in any way for the performance of obligations under this Plan, which would remove the policy or asset from being subject to the claims of the general creditors of the respective Company. The Trust Agreement (and any other agreement entered into to fund obligations under this Plan) shall specify that, with respect to their benefits under this Plan, the Participants (and any Surviving Spouse or other person claiming through a Participant) are only unsecured general creditors.

                            ARTICLE XI

                          MISCELLANEOUS

     11.1 Responsibility for Distributions and Withholding of Taxes. Valero shall calculate the amount of any distribution payable to a Participant hereunder, and the amounts of any deductions required with respect to federal, state or local tax withholding, and shall withhold or cause the same to be withheld. However, any and all taxes payable with respect to any distribution or benefit hereunder shall be the sole responsibility of the Participant, not of Valero or any Company, whether or not Valero or any Company shall have withheld or collected from the Participant any sums required to be so withheld or collected in respect thereof, and whether or not any sums so withheld or collected shall be sufficient to provide for any such taxes. Without limitation of the foregoing, and except as may otherwise be provided in any separate employment, severance or other agreement between the Participant and any Company, the individual Participant or Surviving Spouse, as the case may be, shall be solely responsible for payment of any excise, income or other tax imposed (i) upon any payment hereunder which may be deemed to constitute an "excess parachute payment" pursuant to Section 4999 of the Code, or (ii) based upon any theory of "constructive receipt" of any lump-sum or other amount hereunder.

     11.2 Limitation of Rights.  Nothing in this Plan will be construed:

          (a) to give a Participant or other person claiming through him any right with respect to any benefit except in accordance with the terms of this Plan or an agreement modifying rights under this Plan;

          (b) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

          (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

          (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor.

          11.3 Arbitration of Disputes

     A. It is agreed that any and all disputes, claims, (whether tort, contract, statutory or otherwise) and/or controversies which relate, in any manner to the Plan shall be submitted to final and binding arbitration. The claims covered by this agreement to arbitrate include, but are not limited to, those which relate to the following:

          a.   The application and interpretation of the Plan.

          b.   Forfeitures pursuant to Section 6.5 or 6.6 of the Plan.

          c.   Eligibility for and the calculation of benefits from the Plan.

          d. That in interpreting or applying the provisions of the Plan, the Company has treated the Participant unfairly or discriminated against the Participant in connection with a work-related injury, disease or death or claim for benefits under the Plan in violation of the Texas Commission on Human Rights Act, Title VII of the Civil Rights Act of 1964, as amended, The Equal Pay Act of 1963, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act of 1973, as amended, or any other provision forbidding discrimination in employment on any basis.

          e. That Valero or the Committee, in interpreting or applying the provisions of the Plan, breached any contract or covenant (express or implied), committed a tort or act of discrimination (including, but not limited to race, sex, religion, national origin, age, marital status, or medical condition, handicap or disability), or violated any federal, state or other governmental law, statute, regulation, or ordinance.

          f. That a Company has discharged or in any manner discriminated against the Participant because the Participant in good faith filed a claim, hired a lawyer to represent him or her in a claim, instituted, or caused to be instituted, in good faith, any proceeding under the Plan or the TWCA, or has testified in any such proceeding.

     B. This Arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. s 1-14. Except to the extent herein modified, all arbitration proceedings shall be conducted in accordance with the Rules. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Court for the Western District of Texas, San Antonio Division, or of any other court of competent jurisdiction, may be entered upon an award made pursuant to arbitration.

     C. The neutral arbitrator ("Arbitrator") shall be appointed in the manner prescribed in Rule 13 of the Rules. The decision of the Arbitrator selected thereunder shall be final and binding on all parties.

     D. Except as may be modified by the Arbitrator for good cause shown, the following procedures shall be followed in addition to those set forth within the Rules themselves. (1) At least twenty (20) days before the arbitration, the parties must exchange list of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Except for good cause, the Arbitrator may refuse to allow into evidence the testimony of any witness not timely disclosed. In addition, except for good cause, the Arbitrator may exclude from evidence any exhibit not previously tendered to the opposing party in a timely fashion. (2) Each party may take the deposition of one individual and any or all expert witnesses designated by another party. Additional discovery, including but not limited to interrogatories and request for production of documents, medical or psychological examinations, may be had, upon a showing of substantial need, where the Arbitrator so orders. (3) The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas, or federal law or both, as applicable to the claim(s) asserted. (4) The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. (5) Rule 31 of the Rules is amended to allow for the use of sworn depositions taken in conformity with the Federal Rules of Civil Procedure. (6) The results of the arbitration shall be confidential and shall not be publicly released or reported by the Arbitrator or by either party.

     E. The Participant (or other person claiming through him) shall pay one half of the fees and cost of the Arbitrator. Funds or other appropriate security shall be posted by each party for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing. Each party shall pay for its own cost and attorneys fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorney's fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party.

     F. This agreement to arbitrate shall survive the termination of Participant's employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify the provisions of this Section 11.3.

     G. Should one or more provisions of this Section 11.3 be rendered or declared invalid by reason of any existing or subsequently enacted legislation, or by a decree of a court of competent jurisdiction, such invalidation of such provision or provisions hereof shall not affect the remaining portions of this agreement to arbitrate.

     H. Any arbitration proceeding commenced under this Section 11.3 shall, to the extent practicable, be consolidated with any arbitration proceeding relating to the same or similar facts and circumstances between the Trustee and Valero pursuant to the Trust Agreement.

     11.4 Distributions to Incompetents. Should a Participant or a Surviving Spouse become incompetent, Valero is authorized to pay the funds due to the guardian or conservator of the incompetent Participant or Surviving Spouse or directly to the Participant or Surviving Spouse or to apply those funds for the benefit of the incompetent Participant or Surviving Spouse in any manner the Committee determines in its sole discretion.

     11.5 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a Surviving Spouse as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any Surviving Spouse becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have Valero hold or apply the right or benefit or any part of it to the benefit of the Participant or Surviving Spouse, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

     11.6 Severability. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the rest of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

     11.7 Notice. Any notice or filing required or permitted to be given to a Company, the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of Valero, acting on behalf of the Company or Committee, or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

     11.8 Gender and Number. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

     11.9 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

     11.10 Effective Date. This amendment and restatement of the Plan will be operative and effective on January 1, 1996.

     IN WITNESS WHEREOF, the Company has executed this document on this ______ day of November, 1996, amending and restating the Plan effective as of January 1, 1996.

                             VALERO ENERGY CORPORATION



                             By /s/ F. Joseph Becraft
                                F. Joseph Becraft
                                President and Chief Executive Officer